UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

Electric Vehicle Research Corporation
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8309 Mount Logan Court Las Vegas, Nevada	89131
(address of principal executive offices)	(zip code)

(702) 485-7800
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03 -  Material to Rights of Security Holders

On September 10, 2015, the majority shareholders of the Company approved a reverse stock split of one for 1,000 (1:1000) of the Company's total issued and outstanding shares of common stock (the “Stock Split”)

On October 9, 2015 FINRA approved the Stock Split to be effective October 13, 2015

Section 5 – Corporate Governance and Management

Item 5.03. Amendment to Articles of Incorporation

On September 25, 2015, the Company filed articles of amendment with the Florida Division of Corporations to change its name from Electric Vehicle Research Corporation to Advanced Environmental Petroleum Producers Inc.

On September 29, 2015, the Company filed the Issuer Company-Related Action Notification Form with FINRA to change its name from Electric Vehicle Research Corporation to Advanced Environmental Petroleum Producers Inc. and to request a voluntary change of its symbol.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

 Name Change Amendment/Forward Stock Split

 On September 10, 2015, the majority shareholders of the Company approved a reverse stock split of one for 1,000 (1:1000) of the Company's total issued and outstanding shares of common stock (the “Stock Split”) and a change in the name of the Company from "Electric Vehicle Research Corporation." to "Advanced Environmental Petroleum Producers Inc. " (the "Name Change"). Pursuant to the Company's Bylaws and the Florida Division of Corporations, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Name Change. The Company’s articles of incorporation do not authorize cumulative voting. As of the record date of September 10, 2015, the Company had 31,635,598 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 30,000,000 votes, which represents approximately 99% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Stock Split and the Name Change described herein in a unanimous written consent dated September 10, 2015.

 The Board of Directors had previously considered factors regarding their approval of the Stock Split including, but not limited to: (i) the current volume of trading and trading price of the Company’s shares of common stock on the OTC Market and potential to increase the marketability and liquidity of the Company’s common stock based on structuring of potential business operations and acquisition; and (ii) limitation of marketability of the Company’s common stock among brokerage firms and institutional investors based upon current per-share price. The Board of Directors of the Company approved the Name Change and the Stock Split and recommended the majority shareholders of the Company review and approve the Name Change and the Stock Split.

The Stock Split was effected based upon the filing of appropriate documentation with FINRA. The Stock Split will decrease the Company's total issued and outstanding shares of common stock from approximately 31,635,598 shares to 31,633 shares of common stock. The common stock will continue to be $0.0001 par value. The trading symbol of the Company will have a "D" placed on the ticker symbol for twenty business days from the effective date of the Stock Split and be "AEPPD". After twenty business days has passed, on July 28, 2014, the Company's trading symbol will change to "AEPP".

 The Name Change was effected to better reflect the future business operations of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Electric Vehicle Research Corporation

Dated: October 16, 2015	/s/ Andrew Mynheer
Andrew Mynheer
Chief Executive Officer

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